UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.        )

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LIONS GATE ENTERTAINMENT CORP.

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On August 9, 2023, Lions Gate Entertainment Corp. (the “Company”) held its 2024 first quarter earnings conference call during which management reviewed the Company’s financial results for the first quarter of 2024, and discussed the proposed spin-off of its studio business, consisting of its Television Production and Motion Picture segments. The following are excerpts from the transcript of the conference call, an audio recording of which can be accessed on the Company’s Investor Relations website, and includes comments from Jon Feltheimer, the Company’s Chief Executive Officer, and James W. Barge, the Company’s Chief Financial Officer. The transcript was prepared by a third party, has not been independently verified by the Company, and may contain typographical mistakes, inaudible statements, errors, omissions or inaccuracies, none of which the Company believes are material.

Management Discussion Section

Jon Feltheimer

Turning to Starz. The service continues to take steps to strengthen its business in preparation for becoming an independent standalone public company after the separation. [...]

In closing, we remain committed to the separation of Lionsgate and Starz. We filed a Form-10 with the SEC last month as the next step in the process. With the impact of the eOne acquisition on regulatory approvals, uncertainties surrounding the strike in our efforts to create the most efficient capital structure within a disruptive marketplace, we anticipate that the separation will now take place in the first quarter of calendar 2024.

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Question and Answer Section

Q: Steven Cahall, Wells Fargo

Thanks. So first, just on eOne. I think a lot of investors feel like it’s been a long time since you started the strategic review and the spin of the studio was coming up and so I think the big question is, well, it seems like you paid a pretty attractive multiple and you get some library.

Why did this transaction need to happen now, pushing out the date of the spin until now it sounds like the beginning of the next calendar year, versus waiting until you got the spin done, which is only about a month away and then looking at that acquisition thereafter.

A: Jon Feltheimer

Yeah. I’ll answer, Steven, its Jon. I’ll answer the first part, which is really pretty simple. You partly answered your own question, which is it was a really attractive multiple, particularly in our hands, frankly.

This is something again, we do really well. We built the company with a lot of library acquisition, and there’s a lot of operating assets there and frankly, in our hands. I think as I said in my remarks, super accretive.

So the other is this is when it was for sale. And so pretty simple. We felt it was an asset that would really bolster the value of our studio side upon separation. There were other timing issues and regulatory stuff and financial structuring capital restructuring that we’re working on, but we felt this was something that we really didn’t want to miss. And I’m glad we didn’t. Jimmy?

Q: Barton Crockett, Rosenblatt Securities

And then secondarily, I just was wondering, if you could address the question that I’ve heard from some quarters about whether there could be some pushback from Starz bondholders around maybe some concerns around the possibility of their view that substantially most or all of the business might be taken away from them in the split and that might cause some resistance? Are you seeing anything there? And how do you feel about your position?

A: James W. Barge

With regards to the bonds, definitely, as we’ve said before, these travel with Starz, so to speak, or another way to say that is they remain with RemainCo. That’s the issuer of the bond. And we’ll evaluate that long term, but that’s part of that structure. We’ll refinance the Term Loan A and Term Loan B as part of the studio structure. There’s more than ample assets to do that. And then as we evaluate the Starz structure, it clearly includes the bonds. Similarly, we could also layer in a level of secured financing, regular type of bank relationship financings. Term Loan A is an example with the revolver and set that capital structure up and their cash flows are very visible and very capable of financing that. And I’ll remind you, it will be financed off of the domestic businesses because the international has been restructured. It’s moving to profitability, and that will happen and the banks will focus on it that way.

Q: Thomas Yeh, Morgan Stanley

And then I just—I wanted to ask about the spin in the context of idea that you’ve spoken about separate assets having greater strategic optionality longer term. There’s some language in the Form 10 about a two-year waiting period if strategic conversations have been discussed in the past. Can you just talk about any limitations you might see there that limits you from pursuing those options? Thank you.

A: Jon Feltheimer

Yeah. And the other part of your question, I don’t think there’s anything there that we’re worried about in terms of strategic limitations. I would say, that is part of our plan. I think scaling up on both sides of the business is certainly part of the plan. And on the studio side, we are pretty aggressive and one deal is indicative of that. I think Starz is a great business. It’s a profitable business. It’s got two really strong demos. I could definitely see after separation, and Jeff has mentioned this before we’re going to be looking for ways to scale that up with other like kinds of platforms. I think that’s definitely in the plan. I don’t see any limitation.

A: James W. Barge

And the key there is nothing in contemplation at that time. As you know, it’s a corporate—as we’ve said before, it’s taxable on a corporate basis, it’s tax-free from a shareholder perspective. So that gives you—puts you in a better position as you go forward if opportunities do arise in the future to capitalize on those.

Q: Jim Goss, Barrington Research

Thank you. All right. A couple of them. First, I was curious on the exiting of Latin America. You once had high hopes, and I was just wondering if it was just not generating adequate traction that caused the separation. And I was curious, too, between that and the content you just purchased. How complicated does it get when you’re moving towards a separation of two businesses and you’re still making these strategic businesses that would affect one or the other and possibly both. If your second part of your question, Jim. We spent a lot of time and have spent a lot of time working out our internal deal between and part of the extension of the pay television deal with part of that, our intercompany agreements about Series and who owns the IP. And so I think we’re pretty much there, which all of those rules have been said when you say the new IP, I’m not sure if you’re talking about E1. But again, that was fit into the intercompany.

A: Jon Feltheimer

Yeah, that would fit into the intercompany agreement that we have negotiated amongst ourselves. So all taken care of. And again, we’ve said numerous times, even after separation, there will be a great brotherhood between Starz and Lionsgate numerous projects together, a pay television deal for four years. So there will be still a very, very productive relationship between the two companies.

Q: Jim Goss

Okay. Jimmy, too in terms of intercompany revenues that effectively both sides, we’ll be able to count in some way when the separation occurs. Is there a way of sizing that or is just whatever is showing up on your books right now? Because it would seem like the—the two parts will be bigger than the aggregate revenue base. Way of thinking about it.

A: James W. Barge

Yes, absolutely, Jim. You’re right. The eliminated revenues just completely goes away. So does the eliminated profit as well. The revenue happens one for one for dollar never comes back to you in a consolidated world. In a separated world, it’s just never eliminated to begin with and likewise, the profit similarly doesn’t get eliminated because you’re two stand-alone trading companies. So Yes, I would just eliminate everything you see there in the historical financials. And in terms of going forward, again, with the Pay 1 window on the film side of the business in Television, you’d expect that just to continue to be big. And grow as we phase into that. So I’d size it using the numbers that you see in our reported financial statements.

No Offer or Solicitation

This communication is not intended to and shall not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities, or a solicitation of any vote or approval, nor shall there be any offer, solicitation or sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made in the United States absent registration under the U.S. Securities Act of 1933, as amended (“Securities Act”), or pursuant to an exemption from, or in a transaction not subject to, such registration requirements.

Additional Information and Where To Find It

This communication is being made in respect of a proposed separation of the television and movie production business (the “Studio Business”) of Lions Gate Entertainment Corp., a British Columbia Corporation (“Lionsgate”) from its media networks business (the “Starz Business”) by way of a plan of arrangement involving LG Orion Holdings Inc., a British Columbia corporation and current wholly-owned subsidiary of Lionsgate (“New Lionsgate,” and such proposed separation, the “Separation”). In connection with the Separation, Lionsgate and New Lionsgate have and intend to file relevant materials with the Securities and Exchange Commission (the “SEC”), including a registration statement on Form 10 that includes a preliminary information statement of New Lionsgate and preliminary proxy statement of Lionsgate (the “joint information/proxy statement”). The information in the joint information/proxy statement will not be complete and may be changed. Lionsgate will deliver the definitive proxy statement to its shareholders as required by applicable law. This communication is not a substitute for any proxy statement or any other document that may be filed with the SEC in connection with the Separation. INVESTORS AND SECURITY HOLDERS OF LIONSGATE ARE URGED TO READ THE JOINT INFORMATION/PROXY STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED SEPARATION. Investors and security holders will be able to obtain these materials (when they are available) and other documents filed with the SEC free of charge at the SEC’s website, www.sec.gov. Copies of documents filed with the SEC by Lionsgate (when they become available) may be obtained free of charge on Lionsgate’s website at https://investors.lionsgate.com/.

Participants in the Solicitation

Lionsgate, New Lionsgate and Lionsgate’s directors, executive officers and certain other employees and other persons may be deemed to be participants in the solicitation of proxies from Lionsgate’s shareholders in favor of the proposed Separation under the rules of the SEC. Information about Lionsgate’s directors and executive officers is available in the joint information/proxy statement that forms a part of New Lionsgate’s Registration Statement on Form 10 (File No. 001-41743), which was filed with the SEC on July 12, 2023. Additional information regarding participants in the proxy solicitations and a description of their direct and indirect interests will be included in amendments to the joint information/proxy statement and the other relevant documents filed with the SEC when they become available.

Cautionary Note Regarding Forward-Looking Statements

This communication may contain “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. Forward-looking statements include those containing such words as “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “guidance,” “intends,” “may,” “outlook,” “plans,” “projects,” “seeks,” “sees,” “should,” “targets,” “will,” “would,” or other words of similar meaning. All statements that reflect Lionsgate’s expectations, assumptions or projections about the future, other than statements of historical fact, are forward-looking statements, including, without limitation, forecasts relating to discussions of future operations and financial performance (including volume growth, pricing, sales and earnings per share growth, and cash flows) and statements regarding Lionsgate’s or New Lionsgate’s strategy for growth, future product development, regulatory approvals, competitive position and expenditures. Forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and changes in circumstances that are difficult to predict. Although Lionsgate believes that the expectations reflected in any forward-looking statements it makes are based on reasonable assumptions, it can give no assurance that these expectations will be attained and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks and uncertainties. Whether actual results will conform to expectations and predictions is subject to known and unknown risks and uncertainties, including: risks and uncertainties discussed in reports that Lionsgate or New Lionsgate has filed with the SEC; the risks inherent in separating the Studio Business from the Starz Business of Lionsgate, including uncertainties related to, among other things, the costs and expected benefits of the Separation, the expected timing of the Separation or whether it will be completed, whether the conditions to the Separation can be satisfied (including the receipt of the required approval from Lionsgate shareholders), any litigation arising out of or relating to the Separation, the expected tax treatment of the Separation, the impact of the Separation on the Studio Business and Starz Business, and other circumstances beyond Lionsgate’s control. You should not place undue reliance on these forward-looking statements. For more details on factors that could affect these expectations, please see Lionsgate’s and New Lionsgate’s filings with the SEC, including the joint information/proxy statement and any amendments thereto.